                                        Exhibit 21

CORPORATE DIRECTORY
Our consolidated subsidiaries and affiliated companies as of June 30, 2013 are:

Consolidated Subsidiaries and Affiliated Companies of Kennametal Inc.
Kennametal Australia Pty. Ltd.
Kennametal Distribution Services Asia Pte. Ltd.
Kennametal (Thailand) Co., Ltd.
Kennametal International S.A. (Panama)
Kennametal Japan Ltd.
Kennametal (Malaysia) Sdn. Bhd.
Kennametal de Mexico, S.A. de C.V.
Kennametal (Singapore) Pte. Ltd.
Kennametal South Africa (Pty.) Ltd.
Kennametal Korea Ltd.
Kennametal Hungary Holdings Inc.
Kennametal Hungary Finance Services Kft.
Kennametal Holdings Europe Inc.
Kennametal Extrude Hone Corporation
Kennametal Tricon Metals & Services, Inc.
Kennametal Shared Services Private Limited
Deloro Stellite Holdings 1 Limited
Kennametal Hardpoint (Taiwan) Inc.
ISIS GHH Limited

Affiliated Subsidiary of Deloro Stellite Holdings 1 Limited
Deloro Stellite Holdings 2 Limited

Consolidated Subsidiary of Deloro Stellite Holdings 2 Limited
Deloro Stellite Holdings 3 Limited

Consolidated Subsidiary of Deloro Stellite Holdings 3 Limited
Deloro Stellite Group Limited

Consolidated and Affiliated Subsidiaries of Deloro Stellite Group Limited
Deloro Stellite Holdings Corporation

Consolidated Subsidiaries of Deloro Stellite Holdings Corporation
Kennametal Stellite Inc.
Deloro Holdings (Lux) S.à.r.l.
Kennametal Stellite, L.P.
DSGP LLC
DS Verwaltungsgeseltschaft GmbH (Real Estate)
Kennametal Stellite Holding GmbH & Co. KG (Partnership)
Shanghai Stellite Co., Ltd. (Joint Venture)

Consolidated Subsidiary of Kennametal Stellite Inc.
Kennametal Stellite S.p.A. (Real Estate)

Consolidated Subsidiaries of Kennametal Stellite Holding GmbH & Co. KG
Kennametal Stellite Hettiger GmbH
Kennametal Stellite GmbH
Kennametal Stellite Coatings S.r.l.
Kennametal Stellite India Private Ltd. (Joint Venture)

Consolidated Subsidiary of Kennametal Stellite, L.P.
Kennametal Stellite UK Limited

Consolidated Subsidiary of Kennametal Stellite UK Limited
Kennametal Stellite (Unlimited)

Consolidated Subsidiaries of Kennametal Holdings Europe Inc.
Kennametal Holdings, LLC
Kennametal Holdings, LLC Luxembourg S.C.S.
Kennametal Verwaltungs GmbH & Co. KG (partnership)

Consolidated Subsidiaries of Kennametal Holdings, LLC Luxembourg S.C.S..
Kennametal Luxembourg Holding S.à.r.l.

Consolidated Subsidiaries of Kennametal Luxembourg Holding S.à.r.l.
Kennametal Luxembourg S.à.r.l.
Kennametal Europe Holding GmbH
Kennametal Argentina S.A.
Kennametal do Brasil Ltda.
Kennametal Chile Ltda.
Comericializadora Kennametal Bolivia S.R.L.
Hanita Metal Works, Ltd.

Consolidated Subsidiaries of Kennametal Luxembourg S.à.r.l.
Kennametal Ltd. (Canada)
Kennametal Asia (HK) Ltd.
Kennametal Sintec Holding GmbH

Consolidated Company of Kennametal Europe Holding GmbH
Kennametal Europe GmbH

Consolidated Subsidiary of Hanita Metal Works, Ltd.
Hanita Cutting Tools, Inc.

Consolidated Subsidiaries of Kennametal Europe GmbH
Kennametal Holding GmbH
Kennametal Nederland B.V.
OOO Kennametal

Consolidated Subsidiaries of Kennametal Holding GmbH (Germany)
Kennametal Widia Beteiligungs GmbH
Kennametal GmbH
Kennametal Hungaria Kft.
Kennametal Logistics GmbH
Kennametal Shared Services GmbH
Kennametal Sintec Keramik GmbH
Widia GmbH

Consolidated Subsidiaries and Affiliated Companies of Kennametal GmbH
Kennametal Belgium S.p.r.l.
Kennametal Deutschland GmbH
Kennametal France S.A.S
Kennametal Italia S.p.A.
Kennametal Kesici Takimlar Sanayi Ve Ticaret Anonim Sirketi
Kennametal Polska Sp. Z.o.o.
Kennametal Produktions GmbH & Co. KG. (partnership)
Kennametal UK Limited
Kenci S.L.
Kennametal AMSG GmbH
Ruebig Real Estate GmbH & Co. KG
Kennametal Sp. Z.o.o

Consolidated Subsidiary of Kennametal Italia S.p.A.
Kennametal Italia Produzione S.R.L.

Consolidated Affiliated Company of Kennametal Produktions GmbH & Co. KG (partnership)
Kennametal Real Estate GmbH & Co. KG (partnership)

Consolidated Affiliated Company of Kennametal Deutschland GmbH
Kennametal (Deutschland) Real Estate GmbH & Co. KG (partnership)

Consolidated Subsidiary of Kennametal Sp. z.o.o
Kennametal Produkcja Sp. z o.o.

Consolidated Subsidiaries of Kennametal Asia (HK) Ltd.
Kennametal Hardpoint (Shanghai) Co., Ltd.
Kennametal (China) Co. Ltd.
Kennametal (Xuzhou) Company, Ltd.
Kennametal (Baotou) Company Ltd.

Consolidated Subsidiaries and Affiliated Companies of Widia GmbH
Kennametal Widia Real Estate GmbH & Co. KG (partnership)
Kennametal Widia Produktions GmbH & Co. KG (partnership)
Meturit AG

Consolidated Subsidiary of Meturit AG
Kennametal India Ltd.

Consolidated Subsidiaries of Kenci S.L.
Kenci Lda.
Kennametal Manufacturing Barcelona S.L.
Materiales y Accesorios Kenem S.L.

Consolidated Subsidiaries of Kennametal UK Ltd.
Kennametal Logistics UK Ltd.
Kennametal Manufacturing UK Ltd.
Kennametal Sintec Keramik UK Ltd.

Consolidated Subsidiaries of Kennametal Extrude Hone Corporation
Kennametal Extrude Hone Ltd. (U.K.)
Kennametal Extrude Hone Limited (Ireland)
Extrude Hone Participacoes Ltda.
Extrude Hone Shanghai, Co. Ltd.

Consolidated Subsidiaries and Affiliated Company of Kennametal Extrude Hone Limited (Ireland)
Kennametal Extrude Hone Holding GmbH
Extrude Hone KK (Japan)
Kennametal Extrude Hone GmbH & Co. KG (partnership)

Consolidated Subsidiaries of Kennametal Extrude Hone Holding GmbH
Kennametal Extrude Hone GmbH

Affiliated Company of Extrude Hone Participacoes Ltda.
Extrude Hone do Brasil Sistemas De Acabamentos De Peca Ltda.

Consolidated Subsidiaries of Kennametal Sintec Holding GmbH
Sintec Keramik Shanghai Co., Ltd.
Kennametal Sintec Keramik Asia Ltd.

Consolidated Subsidiary of Kennametal Sintec Keramik Asia Ltd.
Kennametal Sunshine Powder Technology Co., Ltd.